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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of Grupo TMM, S.A. of our report dated April 7, 2004, relating to the consolidated financial statements of Grupo TMM, S.A. and subsidiaries, and our reports dated April 7, 2004, relating to the consolidated financial statements of TMM Holdings, S.A. de C.V. and subsidiaries and TMM Multimodal, S.A. de C.V. and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers, S.C.

/s/ ALBERTO DEL CASTILLO V. VILCHIS Alberto Del Castillo V. Vilchis Audit Partner

Mexico City May 26, 2004

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  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS